Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with second quarter 2026 earnings
•Total assets under management reach a record $911.6 billion
•Equity assets reach a record $109.6 billion
•Q2 2026 earnings per diluted share of $1.38
•Board declares $0.38 per share dividend
(PITTSBURGH, Pa., July 30, 2026) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active investing, today reported earnings per diluted share (EPS) of $1.38 for Q2 2026, compared to $1.16 for the same quarter last year, on net income of $104.3 million for Q2 2026, compared to $91.0 million for Q2 2025.
Federated Hermes' total managed assets were a record $911.6 billion at June 30, 2026, up $65.9 billion or 8% from $845.7 billion at June 30, 2025 and up $4.5 billion from $907.1 billion at March 31, 2026. Total average managed assets for Q2 2026 were $910.0 billion, up $72.7 billion or 9% from $837.3 billion for Q2 2025 and down $5.6 billion or 1% from $915.6 billion for Q1 2026.
"In addition to reaching record high equity assets in the second quarter, we achieved record gross sales across the range of our MDT suite of quantitative investment solutions, reaching all-time highs in MDT institutional separate accounts and SMAs (separately managed accounts). We also saw net positive MDT sales for the 14th consecutive quarter," said J. Christopher Donahue, president and chief executive officer.
"We continued to broaden our investment offerings by launching two new exchange-traded funds (ETFs) and introducing our first fund designed for use by participants in the blockchain ecosystem. We also expanded our private markets business by acquiring a majority interest in U.S. real estate manager FCP Fund Manager, L.P.," he said.
Federated Hermes' board of directors declared a dividend of $0.38 per share. The dividend is payable on Aug 14, 2026 to shareholders of record as of Aug 7, 2026. During Q2 2026, Federated Hermes purchased 1,119,805 shares of Federated Hermes class B common stock for $58.9 million.
Equity assets were a record $109.6 billion at June 30, 2026, up $20.6 billion or 23% from $89.0 billion at June 30, 2025 and up $8.8 billion or 9% from $100.8 billion at March 31, 2026. Top-selling equity funds during Q2 2026 on a net basis were Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT US Equity Fund, Federated Hermes MDT All Cap Core Fund and Federated Hermes MDT Small Cap Core Fund.
Fixed-income assets were $100.5 billion at June 30, 2026, up $1.8 billion or 2% from $98.7 billion at June 30, 2025 and up $0.7 billion or 1% from $99.8 billion at March 31, 2026. Top-selling fixed-income funds during Q2 2026 on a net basis were Federated Hermes Ultrashort Bond Fund, Federated Hermes Total Return Bond ETF, Federated Hermes Conservative Municipal Microshort Fund, Federated Hermes Adjustable Rate Fund and Federated Hermes Conservative Microshort Fund.

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q2 2026 earnings	Page 2 of 13
Alternative/private markets assets were $21.6 billion at June 30, 2026, up $0.9 billion or 4% from $20.7 billion at June 30, 2025 and up $2.6 billion or 14% from $19.0 billion at March 31, 2026. The increase was primarily due to $3.2 billion of assets acquired through the FCP Fund Manager, L.P. (FCP) transaction.
Money market assets were $676.9 billion at June 30, 2026, up $42.5 billion or 7% from $634.4 billion at June 30, 2025 and down $7.8 billion or 1% from $684.7 billion at March 31, 2026. Money market fund assets were $499.9 billion at June 30, 2026, up $31.9 billion or 7% from $468.0 billion at June 30, 2025 and down $2.9 billion or 1% from $502.8 billion at March 31, 2026.
Financial Summary
Q2 2026 vs. Q2 2025
Revenue increased $77.9 million or 18% primarily due to an increase from higher average equity and money market assets as well as due to the FCP acquisition in Q2 2026 ($13.9 million).
During Q2 2026, Federated Hermes derived 50% of its revenue from money market assets, 48% from long-term assets (30% from equity, 10% from fixed-income, and 8% from alternative/private markets and multi-asset) and 2% from sources other than managed assets.
Operating expenses increased $62.1 million or 20% primarily due to a $22.4 million increase in distribution expenses resulting primarily from higher average money market fund assets, a $16.7 million increase in compensation and related expense, including $6.5 million of FCP-acquisition-related expenses, a $9.2 million increase in other expense primarily due to fluctuations in foreign currency exchange rates, and a $7.0 million increase in professional service fees including $4.7 million of FCP-acquisition-related expenses. Intangible asset related expenses increased $2.9 million, including $3.0 million of amortization of intangible assets associated with the FCP acquisition.
Nonoperating income (expenses), net for Q2 2026 decreased $2.6 million or 19% primarily due to a decrease in interest and dividend income.
Q2 2026 vs. Q1 2026
Revenue increased $23.8 million or 5% primarily due to the FCP acquisition in Q2 2026 ($13.9 million) and higher average equity assets.
Operating expenses increased $17.3 million or 5% primarily due to a $7.4 million increase in compensation and related expense including $6.5 million of FCP-acquisition-related expenses and a $4.3 million increase in professional service fees primarily due to the increase of FCP-acquisition-related expenses of $3.2 million. Intangible asset related expenses increased $3.0 million due to the amortization of intangible assets associated with the FCP acquisition.
Nonoperating income (expenses), net increased $7.7 million primarily due to a larger increase in the market value of investments in Q2 2026 as compared to the increase in the market value of the investments in Q1 2026.
YTD 2026 vs. YTD 2025
Revenue increased $133.3 million or 16% primarily due to an increase from higher average money market and equity assets and due to the FCP acquisition in Q2 2026 ($13.9 million).

Federated Hermes reports Q2 2026 earnings	Page 3 of 13
For the first half of 2026, Federated Hermes derived 52% of its revenue from money market assets, 47% from long-term assets (30% from equity, 10% from fixed-income, and 7% from alternative/private markets and multi-asset) and 1% from sources other than managed assets.
Operating expenses increased $123.0 million or 21% primarily due to a $49.0 million increase in distribution expenses resulting primarily from higher average money market fund assets, a $27.5 million increase in compensation and related expense primarily due to higher incentive compensation and $6.5 million of FCP-acquisition-related expenses, a $27.4 million increase in other expense primarily due to a value added tax (VAT) refund received in Q1 2025 related to amended VAT filings in the U.K. and fluctuations in foreign currency exchange rates, and a $9.8 million increase in professional service fees primarily due to $6.2 million in FCP-acquisition-related expenses and costs related to global technology projects. Intangible asset related expenses increased $3.1 million due primarily to $3.0 million related to the amortization of intangible assets associated with the FCP acquisition.
Nonoperating income (expenses), net decreased $3.4 million primarily due to a decrease in interest and dividend income.

Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, July 31, 2026. Investors are invited to listen to the earnings teleconference by calling 877-545-0523 (domestic) or 973-528-0016 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on July 31, 2026. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 54241. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active investment management, with $911.6 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,200 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 5% of equity fund managers, the top 8% of money market fund managers and the top 11% of fixed-income fund managers2 in the industry. Federated Hermes also ranks as the 9th-largest manager of model-delivered separately managed accounts3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
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1) As of June 30, 2026.
2) Morningstar, June 30, 2026. Based on U.S. fund flows rankings.
3) Money Management Institute/Cerulli Q1 2026.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, Hermes GPE LLP, and Federated Hermes FCP Manager, LLC, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Federated Hermes reports Q2 2026 earnings	Page 4 of 13

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies, opportunities to meet client needs, investment offerings, investor preferences and demand, asset flows and asset mix constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may,” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q2 2026 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2025 to Q2 2026	Quarter Ended	% Change Q1 2026 to Q2 2026
	June 30, 2026	June 30, 2025		March 31, 2026
Revenue
Investment advisory fees, net	$337,721	$287,435	17%	$319,408	6%
Administrative service fees, net—affiliates	110,117	101,657	8	110,285	0
Other service fees, net	54,938	35,752	54	49,264	12
Total Revenue	502,776	424,844	18	478,957	5

Operating Expenses
Compensation and related	161,528	144,872	11	154,119	5
Distribution	121,766	99,399	23	125,745	(3)
Systems and communications	25,950	23,481	11	26,463	(2)
Professional service fees	25,610	18,628	37	21,336	20
Office and occupancy	9,836	9,910	(1)	10,062	(2)
Advertising and promotional	7,329	6,146	19	4,098	79
Intangible asset related	6,384	3,503	82	3,422	87
Travel and related	4,558	4,117	11	3,850	18
Other	6,934	(2,296)	402	3,531	96
Total Operating Expenses	369,895	307,760	20	352,626	5
Operating Income	132,881	117,084	13	126,331	5

Nonoperating Income (Expenses)
Investment income (loss), net	14,330	16,947	(15)	6,653	115
Debt expense	(3,159)	(3,170)	0	(3,185)	(1)
Other, net	(22)	(35)	(37)	(30)	(27)
Total Nonoperating Income (Expenses), net	11,149	13,742	(19)	3,438	224
Income before income taxes	144,030	130,826	10	129,769	11
Income tax provision	37,216	34,135	9	33,823	10
Net income including the noncontrolling interests in subsidiaries	106,814	96,691	10	95,946	11
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,496	5,691	(56)	(432)	NM
Net Income	$104,318	$91,000	15%	$96,378	8%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.38	$1.16	19%	$1.27	9%
Weighted-Average Shares Outstanding
Basic	71,944	75,064		72,648
Diluted	71,947	75,072		72,650
Dividends Declared Per Share	$0.38	$0.34		$0.34
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $4.8 million, $4.1 million and $4.4 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended June 30, 2026, June 30, 2025 and March 31, 2026, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2026 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2026	June 30, 2025	% Change
Revenue
Investment advisory fees, net	$657,129	$574,895	14%
Administrative service fees, net—affiliates	220,402	202,766	9
Other service fees, net	104,202	70,723	47
Total Revenue	981,733	848,384	16

Operating Expenses
Compensation and related	315,647	288,143	10
Distribution	247,510	198,484	25
Systems and communications	52,413	47,707	10
Professional service fees	46,946	37,176	26
Office and occupancy	19,898	19,862	0
Advertising and promotional	11,427	10,722	7
Intangible asset related	9,805	6,699	46
Travel and related	8,408	7,670	10
Other	10,467	(16,935)	162
Total Operating Expenses	722,521	599,528	21
Operating Income	259,212	248,856	4

Nonoperating Income (Expenses)
Investment income (loss), net	20,984	24,422	(14)
Debt expense	(6,344)	(6,349)	0
Other, net	(53)	(62)	(15)
Total Nonoperating Income (Expenses), net	14,587	18,011	(19)
Income before income taxes	273,799	266,867	3
Income tax provision	71,039	66,300	7
Net income including the noncontrolling interests in subsidiaries	202,760	200,567	1
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,064	8,433	(76)
Net Income	$200,696	$192,134	4%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$2.65	$2.40	10%
Weighted-Average Shares Outstanding
Basic	72,294	76,296
Diluted	72,297	76,300
Dividends Declared Per Share	$0.72	$0.65
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $9.1 million and $8.7 million available to unvested restricted Federated Hermes shareholders for the six months ended June 30, 2026 and June 30, 2025, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q2 2026 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2026	Dec. 31, 2025
Assets
Cash and other investments	$480,710	$724,297
Other current assets	179,795	139,495
Intangible assets, net, including goodwill	1,502,875	1,183,612
Other long-term assets	166,774	181,933
Total Assets	$2,330,154	$2,229,337

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$254,800	$314,141
Long-term debt	348,499	348,369
Other long-term liabilities	330,001	303,350
Redeemable noncontrolling interests	144,164	66,529
Equity excluding treasury stock	2,226,526	2,070,162
Treasury stock	(973,836)	(873,214)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,330,154	$2,229,337

Federated Hermes reports Q2 2026 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Equity
Beginning assets	$100,832	$97,898	$80,913	$97,898	$79,423
Sales[1]	9,062	9,091	7,961	18,153	15,373
Redemptions[1]	(10,202)	(6,878)	(6,180)	(17,080)	(12,173)
Net sales (redemptions)[1]	(1,140)	2,213	1,781	1,073	3,200
Net exchanges	134	(139)	0	(5)	(114)
Impact of foreign exchange[2]	(37)	(287)	1,023	(324)	1,777
Market gains and (losses)[3]	9,801	1,147	5,277	10,948	4,708
Ending assets	$109,590	$100,832	$88,994	$109,590	$88,994

Fixed Income
Beginning assets	$99,798	$100,127	$99,486	$100,127	$98,059
Sales[1]	7,687	5,927	5,267	13,614	11,211
Redemptions[1]	(7,864)	(6,349)	(7,652)	(14,213)	(13,940)
Net sales (redemptions)[1]	(177)	(422)	(2,385)	(599)	(2,729)
Net exchanges	(153)	148	5	(5)	106
Impact of foreign exchange[2]	(12)	(40)	208	(52)	293
Market gains and (losses)[3]	1,031	(15)	1,373	1,016	2,958
Ending assets	$100,487	$99,798	$98,687	$100,487	$98,687

Alternative/Private Markets
Beginning assets	$18,991	$19,101	$19,426	$19,101	$18,864
Sales[1]	650	629	782	1,279	1,867
Redemptions[1]	(1,002)	(547)	(551)	(1,549)	(1,575)
Net sales (redemptions)[1]	(352)	82	231	(270)	292
Net exchanges	8	0	(1)	8	0
Acquisitions/(dispositions)	3,237	0	109	3,237	109
Impact of foreign exchange[2]	26	(275)	1,091	(249)	1,623
Market gains and (losses)[3]	(263)	83	(118)	(180)	(150)
Ending assets	$21,647	$18,991	$20,738	$21,647	$20,738

Multi-asset
Beginning assets	$2,778	$2,854	$2,826	$2,854	$2,883
Sales[1]	41	58	44	99	107
Redemptions[1]	(102)	(94)	(137)	(196)	(242)
Net sales (redemptions)[1]	(61)	(36)	(93)	(97)	(135)
Net exchanges	0	1	(2)	1	0
Market gains and (losses)[3]	222	(41)	125	181	108
Ending assets	$2,939	$2,778	$2,856	$2,939	$2,856

Total Long-term Assets
Beginning assets	$222,399	$219,980	$202,651	$219,980	$199,229
Sales[1]	17,440	15,705	14,054	33,145	28,558
Redemptions[1]	(19,170)	(13,868)	(14,520)	(33,038)	(27,930)
Net sales (redemptions)[1]	(1,730)	1,837	(466)	107	628
Net exchanges	(11)	10	2	(1)	(8)
Acquisitions/(dispositions)	3,237	0	109	3,237	109
Impact of foreign exchange[2]	(23)	(602)	2,322	(625)	3,693
Market gains and (losses)[3]	10,791	1,174	6,657	11,965	7,624
Ending assets	$234,663	$222,399	$211,275	$234,663	$211,275
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2026 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Offering Type
(in millions)
	Quarter Ended
	June 30, 2026
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$55,188	$45,644	$45,921	$53,877	$12,339	$6,652	$2,774	$4	$116,222	$106,177
Sales	5,443	3,619	3,867	3,820	576	74	41	0	9,927	7,513
Redemptions	(4,080)	(6,122)	(3,994)	(3,870)	(661)	(341)	(102)	0	(8,837)	(10,333)
Net sales (redemptions)	1,363	(2,503)	(127)	(50)	(85)	(267)	(61)	0	1,090	(2,820)
Net exchanges	144	(10)	(153)	0	8	0	0	0	(1)	(10)
Acquisitions/(dispositions)	0	0	0	0	2,788	449	0	0	2,788	449
Impact of foreign exchange[2]	(68)	31	(3)	(9)	12	14	0	0	(59)	36
Market gains and (losses)[3]	7,442	2,359	551	480	(144)	(119)	222	0	8,071	2,720
Ending assets	$64,069	$45,521	$46,189	$54,298	$14,918	$6,729	$2,935	$4	$128,111	$106,552

	Six Months Ended
	June 30, 2026
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$54,988	$42,910	$45,973	$54,154	$12,085	$7,016	$2,850	$4	$115,896	$104,084
Sales	11,298	6,855	7,852	5,762	1,185	94	99	0	20,434	12,711
Redemptions	(8,641)	(8,439)	(7,987)	(6,226)	(979)	(570)	(196)	0	(17,803)	(15,235)
Net sales (redemptions)	2,657	(1,584)	(135)	(464)	206	(476)	(97)	0	2,631	(2,524)
Net exchanges	(25)	20	(5)	0	8	0	1	0	(21)	20
Acquisition/(dispositions)	0	0	0	0	2,788	449	0	0	2,788	449
Impact of foreign exchange[2]	(226)	(98)	(29)	(23)	(147)	(102)	0	0	(402)	(223)
Market gains and (losses)[3]	6,675	4,273	385	631	(22)	(158)	181	0	7,219	4,746
Ending assets	$64,069	$45,521	$46,189	$54,298	$14,918	$6,729	$2,935	$4	$128,111	$106,552
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q2 2026 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Offering Type
(in millions)	Quarter Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Total Fund Assets
Beginning assets	$116,222	$115,896	$104,289	$115,896	$103,567
Sales	9,927	10,507	8,753	20,434	18,032
Redemptions	(8,837)	(8,966)	(9,166)	(17,803)	(17,929)
Net sales (redemptions)	1,090	1,541	(413)	2,631	103
Net exchanges	(1)	(20)	3	(21)	3
Acquisitions/(dispositions)	2,788	0	109	2,788	109
Impact of foreign exchange[1]	(59)	(343)	1,313	(402)	1,998
Market gains and (losses)[2]	8,071	(852)	5,108	7,219	4,629
Ending assets	$128,111	$116,222	$110,409	$128,111	$110,409

Total Separate Account Assets[3]
Beginning assets	$106,177	$104,084	$98,362	$104,084	$95,662
Sales[4]	7,513	5,198	5,301	12,711	10,526
Redemptions[4]	(10,333)	(4,902)	(5,354)	(15,235)	(10,001)
Net sales (redemptions)[4]	(2,820)	296	(53)	(2,524)	525
Net exchanges	(10)	30	(1)	20	(11)
Acquisitions/(dispositions)	449	0	0	449	0
Impact of foreign exchange[1]	36	(259)	1,009	(223)	1,695
Market gains and (losses)[2]	2,720	2,026	1,549	4,746	2,995
Ending assets	$106,552	$106,177	$100,866	$106,552	$100,866

Total Long-term Assets[3]
Beginning assets	$222,399	$219,980	$202,651	$219,980	$199,229
Sales[4]	17,440	15,705	14,054	33,145	28,558
Redemptions[4]	(19,170)	(13,868)	(14,520)	(33,038)	(27,930)
Net sales (redemptions)[4]	(1,730)	1,837	(466)	107	628
Net exchanges	(11)	10	2	(1)	(8)
Acquisitions/(dispositions)	3,237	0	109	3,237	109
Impact of foreign exchange[1]	(23)	(602)	2,322	(625)	3,693
Market gains and (losses)[2]	10,791	1,174	6,657	11,965	7,624
Ending assets	$234,663	$222,399	$211,275	$234,663	$211,275
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed offerings.
4) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q2 2026 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025
By Asset Class
Equity[1]	$109,590	$100,832	$97,898	$94,656	$88,994
Fixed-Income	100,487	99,798	100,127	101,813	98,687
Alternative / Private Markets	21,647	18,991	19,101	19,024	20,738
Multi-Asset[1]	2,939	2,778	2,854	2,940	2,856
Total Long-Term Assets	234,663	222,399	219,980	218,433	211,275
Money Market	676,897	684,748	682,604	652,767	634,400
Total Managed Assets	$911,560	$907,147	$902,584	$871,200	$845,675

By Offering Type
Funds:
Equity	$64,069	$55,188	$54,988	$54,110	$49,359
Fixed-Income	46,189	45,921	45,973	46,478	45,415
Alternative / Private Markets	14,918	12,339	12,085	11,814	12,905
Multi-Asset	2,935	2,774	2,850	2,813	2,730
Total Long-Term Assets	128,111	116,222	115,896	115,215	110,409
Money Market	499,927	502,775	508,403	492,701	468,044
Total Fund Assets	$628,038	$618,997	$624,299	$607,916	$578,453
Separate Accounts:
Equity[1]	$45,521	$45,644	$42,910	$40,546	$39,635
Fixed-Income	54,298	53,877	54,154	55,335	53,272
Alternative / Private Markets	6,729	6,652	7,016	7,210	7,833
Multi-Asset[1]	4	4	4	127	126
Total Long-Term Assets	106,552	106,177	104,084	103,218	100,866
Money Market	176,970	181,973	174,201	160,066	166,356
Total Separate Account Assets	$283,522	$288,150	$278,285	$263,284	$267,222
Total Managed Assets	$911,560	$907,147	$902,584	$871,200	$845,675
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.

Federated Hermes reports Q2 2026 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	June 30, 2026	March 31, 2026	Dec. 31, 2025	Sept. 30, 2025	June 30, 2025
By Asset Class
Equity[1]	$107,031	$102,037	$96,404	$92,436	$83,564
Fixed-Income	100,041	100,996	100,855	99,206	98,365
Alternative / Private Markets	22,359	19,232	18,971	19,862	20,053
Multi-Asset[1]	2,898	2,859	2,836	2,895	2,779
Total Long-Term Assets	232,329	225,124	219,066	214,399	204,761
Money Market	677,685	690,450	654,635	645,092	632,543
Total Avg. Managed Assets	$910,014	$915,574	$873,701	$859,491	$837,304

By Offering Type
Funds:
Equity	$60,933	$56,987	$55,101	$51,828	$45,965
Fixed-Income	45,827	46,096	46,116	45,743	44,972
Alternative / Private Markets	15,253	12,254	11,871	12,347	12,370
Multi-Asset	2,893	2,855	2,833	2,770	2,654
Total Long-Term Assets	124,906	118,192	115,921	112,688	105,961
Money Market	498,338	507,752	493,355	482,237	462,683
Total Avg. Fund Assets	$623,244	$625,944	$609,276	$594,925	$568,644
Separate Accounts:
Equity[1]	$46,098	$45,050	$41,303	$40,608	$37,599
Fixed-Income	54,214	54,900	54,739	53,463	53,393
Alternative / Private Markets	7,106	6,978	7,100	7,515	7,683
Multi-Asset[1]	5	4	3	125	125
Total Long-Term Assets	107,423	106,932	103,145	101,711	98,800
Money Market	179,347	182,698	161,280	162,855	169,860
Total Avg. Separate Account Assets	$286,770	$289,630	$264,425	$264,566	$268,660
Total Avg. Managed Assets	$910,014	$915,574	$873,701	$859,491	$837,304
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.

Federated Hermes reports Q2 2026 earnings	Page 13 of 13

Unaudited Average Managed Assets	Six Months Ended
(in millions)	June 30, 2026	June 30, 2025
By Asset Class
Equity[1]	$104,534	$82,834
Fixed-Income	100,519	98,862
Alternative / Private Markets	20,796	19,533
Multi-Asset[1]	2,878	2,840
Total Long-Term Assets	228,727	204,069
Money Market	684,067	636,185
Total Avg. Managed Assets	$912,794	$840,254

By Offering Type
Funds:
Equity	$58,960	$45,612
Fixed-Income	45,962	45,344
Alternative / Private Markets	13,754	11,990
Multi-Asset	2,873	2,714
Total Long-Term Assets	121,549	105,660
Money Market	503,045	463,205
Total Avg. Fund Assets	$624,594	$568,865
Separate Accounts:
Equity[1]	$45,574	$37,222
Fixed-Income	54,557	53,518
Alternative / Private Markets	7,042	7,543
Multi-Asset[1]	5	126
Total Long-Term Assets	107,178	98,409
Money Market	181,022	172,980
Total Avg. Separate Account Assets	$288,200	$271,389
Total Avg. Managed Assets	$912,794	$840,254
1) A Separate Account was reclassified from Multi-Asset to Equity effective October 1, 2025.